----------------------------------------
                                 ROMA FINANCIAL
                                  Corporation
                    ----------------------------------------

                                 Annual Meeting
                                   April 2007

                           Forward-Looking Statements
                           --------------------------

The following contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the
Company's control). The following factors, among others, could cause the Company's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: The strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the board of governors of the federal reserve system, inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Company's products and services; the success of the Company in gaining regulatory approval of its products and services, when required; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes, acquisitions; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

THE FOLLOWING IS THE SUMMARY OF THE PRESIDENT'S ORAL REMARKS AT THE ANNUAL MEETING. THE VISUAL PRESENTATION THAT ACCOMPANIED THE PRESIDENT'S REMARKS FOLLOWS THIS SUMMARY.

The successful conclusion of our minority initial public offering was a seminal event in the history of our institution. The overwhelming response from our depositors to the opportunity to participate in the future of Roma Financial Corporation was most gratifying and a tribute to the legacy of our founders; the stewardship of our leaders; and the hard work of our employees. The offering closed last July 11th with the issuance of 9.8 million shares at $10 a share.

As components of the offering, we established the Roma Bank Community Foundation and created The Roma Bank Employee Stock Ownership Plan (ESOP).

                                     OVERVIEW

During 2006, the Company was confronted by interest margin compression, weakened demand for residential loans and stiff competition for commercial loans. The convergence of a flat yield curve; a lethargic housing market; funding the Foundation; a half-year's expense of the ESOP; and gearing up for a new branch exerted pressure on earnings. Income derived from investing the IPO proceeds helped mitigate these impacts somewhat.

Assets and loans reached new record levels. Deposits dropped 2.8%, reflecting customer usage of deposit funds to purchase Company stock and restraint in matching the high rates offered by competitors.

                                  KEYNOTES

     o    0.62% return on assets o 69.7% IPO driven growth in capital

     o    9.8% increase in assets

     o    2.8% decrease in deposits due principally to IPO

     o    7.8% improvement in home equity portfolio

     o    22.4% increase in commercial loan portfolio

     o    Successfully completed the minority stock offering

     o    Established the Roma Bank Community Foundation

     o    Created the Roma Bank Employee Stock Ownership Plan

     o    Initiated the formation of RomAsia Bank

     o    Opened ninth branch in Plumsted Township

     o    Retained Bauer Financial "Exceptional Performance" designation

     o    Added to the American Community Bankers Community Bank Composite Index

     o    Rated A by Stock.com; a rating received by only the top 5% of banks

     o    Added to Russell 2000 fund

Total assets of $876.1 million at the end of 2006 set a record for the sixth consecutive year. The IPO provided the basis for the net growth in assets of $78.3 million (9.8%). It injected approximately $72.8 million in new funds. The balance of the asset growth was primarily provided by earnings.

The aggregate loan portfolio, before the allowance for loan loses and deferred items, rose to $421.7 million, an increase of $41.8 million (11%) over 2005. While the rate of increase was less than the 12.9% recorded in 2005, it was above the average growth rate over the last six years. The portfolio also inched up as a percentage of assets to 47.9% from 47.5% last year.

The pie charts identify the composition of the 2006 and 2005 loan portfolios and show that commercial real estate loans have increased by 2% and residential loans have declined by that amount.

As displayed in the graph, the residential mortgage portfolio reversed last year's decline and grew to a record level. While mortgage demand was listless, a special mortgage promotion in March helped reverse a two year decline in mortgage originations. The program generated half of the entire year's origination volume. Residential mortgage originations soared 41.7% over last year's results to $40.1 million from $28.3 million in 2005. The residential mortgage portfolio increased $17.5 million or 9% year-to-year.

While off the pace of 2005's record, home equity loan originations were, nonetheless, at a reasonably good level. Total originations consisting of fixed rate closings and draws against equity lines-of-credit were $43.4 million compared to $63.2 million in 2005. Overall, there was a $9.2 million net increase (7.8%) in the home equity portfolio compared to $31.5 million between 2005 and 2004.

Commercial lending showed nice progress during the year. The portfolio balance recorded a 22.4% increase of $14.9 million over the prior year, moving the portfolio to yet another record level in the Bank's short history in commercial lending. Commercial loans funded were $29.8 million, which included loans closed during the year, as well as, draws on commitments associated with loans closed in prior years. This represented an 11.8% decrease from the prior year's funded volume of $33.8 million.

As can be seen, the vast majority of commercial loans continue to be secured by real estate. At year end, real estate collateral secured

95.4% of all commercial loans within the portfolio. This is fairly consistent with last year's percentage. The endeavor at hand is to generate more commercial and industrial type loans, which will help to achieve better balance within the portfolio.

The quality of the loan portfolio continues to be exceptionally good. At year end non-performing loans were near an all time low. The Bank has consistently applied prudent loan underwriting standards coupled with rigid loan monitoring and collection efforts to ensure the quality of its loan portfolios. Total non-performing assets have declined continuously since 2001 and constituted less than 1% of total loans at the end of 2006.

The investment portfolio, including overnight funds, increased $30.3 million to $391.3 million. Mortgage-backed securities and agencies were rather static between years, while overnight funds increased $35.2 million. Some of the proceeds from the IPO were placed in overnight funds which offered attractive interest rates when compared to alternate opportunities. The level of cash inflow from maturities, calls and prepayments was consistent with last year as was the amount of reinvestment of these funds.

The following pie charts identify the composition of the 2006 and 2005 investment portfolios and show that the percentage of overnight funds more than doubled between years to 14.7% of the portfolio.

Deposits of $626.0 million at the end of the year were $17.8 million (2.8%) less than last year. Some of last year's record deposit growth of $67.5 million, which lifted deposits to a record $643.8 million, was given up this year. Despite the decline, deposits at the end of 2006 were second highest in the Bank's history.

The year-to-year comparison of deposits is heavily skewed by the use of $15.2 million deposits to purchase IPO stock.

Customer affinity continues to be impressive and is a force in aiding the Bank to maintain an enviable level of average deposits per branch. With the advantage of new funds from the IPO, the Bank was able to practice a degree of restraint in setting rates, with selective market equivalent, or above, promotional rates offered only when needed for deposit retention in established branches or to stimulate deposit growth in newer branches.

The strategy appears to have been successful as deposit outflow for competitive reasons was limited to approximately $2.6 million.

The following pie charts compare the composition of deposits between 2001 and 2006 and reveal customer migration to certificates and away from core deposits.

Certificates increased to 50.6% of the portfolio compared to 44.2% in 2001. Management would like to hold this ratio from growing much higher. However, certificates are generally promoted in opening new branches. Of benefit, commercial deposits are improving as commercial loan relationships are generating retail accounts and recently opened branches are attracting core deposits.

Affected by the factors I cited earlier, net income declined to $5.2 million from $7.5 million in 2005. Of note, is that net income over the five year period 2001 to 2005 was consistently in the low to mid $7.0 million range and averaged $7.5 million. During this period the Company was laying a foundation for growth in commercial lending, branching, constructing its corporate headquarters and attending to personnel alignment.

Reported net income represented a .62% return on assets and equated to 19 cents per share.

On a pro-forma basis, excluding the effect of the IPO, the foundation, and the ESOP on reported results, net income would have been approximately $7.0 million, representing a .88% return on assets and 26 cents per share.

Growth in each category of the loan portfolio, a higher level of interest rates, and the incremental investment proceeds from the IPO caused interest income to exceed the prior year by $6.3 million (18.2%) and register an all time high of $40.9 million.

Shifts within the categories of interest income over the past five years reflect the change in earning asset configuration driven by interest rate changes; the drop in residential mortgage demand after the refinancing boom of 2002-2004; the substantial growth in home equity loans during 2005; the continuing emergence of commercial lending; softness in the MBS market due to rate inversion; an emphasis on shortening the duration of investment funds; and the addition of IPO funds to overnight investments.

Higher interest rate pressure was the primary cause of the $4.3 million (39.4%) increase in interest expense, of which $3.9 million was related to interest bearing deposits. Despite the modest year-to-year decline in deposits, average annual deposits were higher this year and, in combination with higher rates, drove interest expense on deposits higher.

Net interest income improved by $2.0 million, or 8.2%, between years.

Shrinkage in the gap between long-term and short-term interest rates, as long-term rates have not responded to the Federal Reserve's rate increases, and deposit competition, put pressure on net interest margins.

The following graph displays the challenge to banking of a non-tradition yield curve.

The Bank's historically favorable cost of funds, while increasing, helped absorb the pressure on net interest margin arising from deposit interest rate escalation and the effect of a flat yield curve on long term rates. While the yield on earning assets improved, the Bank's net interest margin was compressed.

This year's net interest margin dropped 8 basis points to 3.28%. Cost of funds moved up 40 basis points to 1.94%, more than offsetting an improved yield on earning assets of 32 basis points to 5.22%. As shown earlier, certificates continue to grow as a component of total deposits and impact the cost of funds. Portfolio yield was aided by commercial loans constituting a larger portion of the loan portfolio and the inching up of interest rates.

Non-interest income increased 18.7% to $3.5 million as it benefited principally from the implementation of an overdraft protection program and a full year of revenue from our title insurance subsidiary.

The contribution of $3.4 million in cash and stock to the Foundation; ESOP expense; staffing preparations for the new branch; and the higher costs attendant with being a public company, combined with the full year expenses of occupying the corporate headquarters and Town Center Branch, increased non-interest expense $6.1 million to $21.2 million this year.

This chart compares the Company's performance ratio's to a peer group composed of all fourteen regional public MHC's with assets between $400 million and $2.5 billion. I'd like to highlight some ratios:

     o    Net Interest Spread

     o    Net Interest Margin

     o    Efficiency Ratio

     o    Return on Average Assets

     o    Return on Equity

     o    Loans to Deposits

     o    Dividend Yield

     o    Dividend Payout

Out of fifteen MHC's (Including Roma) we were 2nd in Market Capitalization, 3rd in Dividend Payout, 3rd in return on Average Assets, 6th in dividend yield, and 9th in Return on Equity. The IPO and funding the Foundation influence a comparison of the financial ratios between years.

Return-on-assets dropped to .62% from 0.99% the previous year. On a stand alone basis, the return on assets for the Bank was .77%. The pressure on this ratio is not isolated to our Bank. Throughout the industry, the tightening of net interest margins and rising costs have impacted the ratio. By comparison, the composite average return-on-assets of another grouping of banks we have been using for comparison purposes was .61%.

At year-end, capital, including other comprehensive income, was $234.7 million. This represents a strong capital adequacy ratio of 26.7% to total assets. By comparison, the average for the MHC peer group was 13.9%.

                                STOCK PRICE GRAPH

                          CHALLENGES AND OPPORTUNITIES
Challenges

     o    IMPLEMENT GROWTH PLAN AND DEPLOY CAPITAL

     o    EXTERNAL THREATS

     o    ORGANIC GROWTH

     o    RESIDENTIAL LENDING MALAISE

     o    COMMERCIAL LENDING COMPETITION, RATES AND RISK

     o    TIGHTEN EFFICIENCY RATIO

     o    ROMASIA BANK

     o    BRANCH DEMOGRAPHIC CHANGES

     o    TITLE INSURANCE COMPANY

     o    PUBLIC COMPANY LANDSCAPE

     o    REGULATORY BURDENS

There is no question that the biggest challenge confronting the Company, one that management welcomes, is to successfully implement the business plan spelled out in its IPO Prospectus. The IPO capital must be deployed so as to achieve long term value while not severely impacting current operating performance.

Making this challenge formidable are external threats such as the persistence of flat and inverted yield curves, the health of the economy; the Federal Reserve's actions to keep inflation in check; a weak housing market; and, of course, competition.

As the Bank expands its footprint into new regions, costs will grow, with no certainty that the new markets will be as productive as anticipated. Cost of de novo branching is becoming very costly; stretching the pay back period.

Residential lending continues in a malaise. The Bank must explore innovative ways to stimulate residential mortgage and home-equity lending, including out-of market originations. In this regard it must facilitate and improve internet residential loan applications and pre-approval capabilities.

Commercial lending presents greater prospects for appreciable loan portfolio growth, however, with concomitant risk exposure. As the Bank is capable of accommodating larger credits, it is now encountering more competition from regional and national banks. Sub-prime commercial loan pricing is making it difficult to enhance loan yields. In some instances, the Bank was compelled to meet low rate offers after spending considerable time and resources cultivating the relationship and to gain commercial deposits and merchant services business. Lending personnel will ensure that a full retail banking relationship is created and that deposits and other business services warrant staying in the competition at low rates. Remote capture deposit products must be considered for out of market opportunities.

The Bank looks to improve its efficiency ratio. One source of expense offset is the rental potential of the corporate building, rental space in Plumsted Township and that proposed for Hopewell Township

Management will be challenged to develop a successful business and operating plan for its de novo bank, RomAsia, and to integrate support functions in an efficient and cost effective manner.

Strategies must be developed to respond to the changing demographics of the former main office branch in Chambersburg. .

Our title insurance subsidiary must continue to expand its referral base and plan for succession of its president.

Management will be challenged to function in a public company arena with its accounting, regulatory and compliance requirements.

A constantly overreaching regulatory environment which, in many cases, places unreasonable requirements and demands on financial institutions is an ever present threat and a continuous challenge.

Opportunities

From strength comes opportunities, and the Company, through its Bank, is well positioned to capitalize on the solid foundation earned over eighty-seven years. Its reputation and its customer loyalty are enviable.

Opportunities

     o    Capital to pursue growth

     o    Expand on brand recognition into growth corridors

     o    Ocean/Monmouth Counties

     o    Burlington County

     o    Hopewell Township

     o    East Windsor/West Windsor

     o    RomAsia Bank

     o    Latino Banking Group

     o    Products and services

While the IPO capital poses quite a challenge, it provides the opportunity to fund organic branch expansions, to expand our commercial loan resources, to stay in the forefront of technology and to consider acquisition and other capital allocation possibilities.

The Bank has taken the first step in establishing a presence in eastern Ocean County at the boarder of Monmouth County. These are two of the fastest growing counties in New Jersey. It will now seize the opportunity to expand its brand recognition further east in Ocean County by establishing a branch in Whiting, which is approximately ten miles east of the Plumsted Township Branch.

Expanding further into Burlington County between Route 130 and Route 206 in the rapidly growing Columbus area will provide an opportunity to capitalize on the name recognition provided by our Florence Township branch.

A site north of Pennington on Route 31 will provide an opportunity to attract customers who do not wish to deal with the congestion in the Pennington vicinity. Demographics clearly show that this region has an abundance of high income residents.

The opportunity to expand our footprint in Mercer County north on Route 130 in the Cranbury/East Windsor area or along Route 571 in West Windsor will be explored. These areas also have a high income profile, and excellent population density.

The opening of RomAsia Bank will offer an opportunity to deliver tailored banking services to the Middle-Eastern, Indian and Far Eastern communities in the Central Jersey region. The ownership of 40% of the bank by members of these communities is considered a vital element to its success.

The Latino community forms a large core component of the population in the Chambersburg and South Trenton branch neighborhoods. It is a community which is underserved and transitioning from basic savings and checking needs to residential loan and small business financing needs. We plan to address this opportunity by establishing a Latino focus group and a Latino banking center for servicing this community.

New account products such as tiered interest bearing checking accounts will be evaluated. However, the cost of implementing a tiered account may be considerable depending on the extent of the migration from lower interest bearing accounts. Management will explore the efficacy of implementing these accounts in new branches only.

Customer convenience and service will always be priorities. Banking hours will be constantly monitored to provide more customer access and convenience. Technology will be maintained to the level of customer expectation. Internet banking and loan origination are playing larger roles in growing our customer base.

                                  LOOKING AHEAD


     o Initial quarterly dividend of .06 cents a share to stockholders of record on April 18th, payable today

     o    Consummate leases for rental spaces

     o    Add additional commercial lenders

     o Over the next three years, open branches in Hopewell Township, Whiting, Columbus, and explore sites in West or East Windsor.

     o    Obtain regulatory approval for RomAsia Bank and commence operations

     o Evaluate timing of development opportunities for the site adjacent to corporate headquarters

     o    Formulate plans for phase ll development in Florence Township

     o Evaluate development opportunities for the Route 33 and Center City sites, if sales not consummated

     o    Evaluate acquisition opportunities

     o    Judiciously  assess   shareholder  value  enhancement   opportunities,
          including the appropriateness of the dividend yield, payout ratios and share buybacks

  The future will be largely dependent on an improving yield curve, loan growth, controlling non-interest costs and successfully deploying capital.

We are nearing the completion of our first year as a public company. It has been an exciting time, one of expectation for the opportunities that await our Company. Our Company is held in high esteem in our community as an organization that continues to grow and evolve without abandoning its core mission and its roots. During this past year, there have been many additional burdens place on the directors and members of corporate management. It has been a period of transition and learning. Their dedication and commitment to our Company has been extraordinary. They are focused on and motivated by doing what is right and best for the Company, its stockholders, its customers and its employees.

Whether you purchased your stock because you were an eligible depositor, or subsequently in the market, on behalf of the Board of Directors and management, we thank you for your confidence in the Company and its future. Your support has given us immeasurable gratification as we diligently work to enhance the strength, reputation and value of Roma Financial Corporation.

                              VISUAL PRESENTATION
                              -------------------

                                    Keynotes
                                    --------

|_|      0.62% return on assets
|_|      69.7%  IPO driven growth in capital to $234.7 million
|_|      9.8% increase in assets
|_|      2.8% decrease in deposits due principally to IPO
|_|      7.8% improvement in home equity portfolio
|_|      22.4% increase in commercial loan portfolio
|_|      Successfully completed the minority stock offering
|_|      Established the Roma Bank Community Foundation
|_|      Created the Roma Bank Employee Stock Ownership Plan
|_|      Initiated the formation of RomAsia Bank
|_|      Opened ninth branch in Plumsted Township
|_|      Retained Bauer Financial "Exceptional Performance" designation
|_|      Added to the American Community Bankers Community Bank Composite Index
|_|      Rated A by Stock.com; a rating received by only the top 5% of banks
|_|      Added to Russell 2000 fund

                                     Assets
                                     ------

                       Average Annual Growth Rate = 8.5%

                                        Dollars in millions
                                        -------------------
                             2001          $577.6
                             2002          $629.5
                             2003          $671.7
                             2004          $711.8
                             2005          $797.8
                             2006          $876.1

                                      Loans
                                      -----

                       Average Annual Growth Rate = 9.3%

                                        Dollars in millions
                                        -------------------
                             2001          $246.1
                             2002          $260.2
                             2003          $305.1
                             2004          $336.5
                             2005          $379.9
                             2006          $421.7

                                 Loan Portfolio
                                 --------------

                          December 31, 2005               December 31, 2006
                          -----------------               -----------------

Consumer Loans                  31.0%                           30.9%
Commercial R/E Loans            16.0%                           13.8%
Commercial Loans                 1.0%                            0.7%
Construction & Dev. Loans        4.0%                            5.2%
Total 1-4 Family Loans          48.0%                           49.5%

                           Residential Mortgage Loans
                           --------------------------

                       Average Annual Growth Rate = 4.4%

                                        Dollars in millions
                                        -------------------
                             2001          $159.6
                             2002          $174.5
                             2003          $201.2
                             2004          $201.5
                             2005          $194.1
                             2006          $211.6

                               Home Equity Loans
                               -----------------

                       Average Annual Growth Rate = 9.3%

                                        Dollars in millions
                                        -------------------
                             2001          $ 76.7
                             2002          $ 71.6
                             2003          $ 73.0
                             2004          $ 86.8
                             2005          $118.3
                             2006          $127.5

                                Commercial Loans
                                ----------------

                       Average Annual Growth Rate = 47.8%

                                        Dollars in millions
                                        -------------------
                             2001          $ 7.7
                             2002          $12.7
                             2003          $29.5
                             2004          $46.7
                             2005          $66.4
                             2006          $81.3

              Commercial Lending Concentration by Collateral Type
              ---------------------------------------------------
                               Dollars in millions
                               -------------------

                        2001    2002    2003    2004    2005    2006
                        ----    ----    ----    ----    ----    ----

Real Estate             $6.9    $11.8   $26.5   $42.5   $53.6   $65.9

Construction                            $ 1.2   $ 2.0   $ 9.9   $11.7

Other                   $0.8    $ 0.9   $ 1.8   $ 2.2   $ 2.9   $ 3.7

                          Total Non-Performing Assets
                          ---------------------------

                                        Dollars in millions
                                        -------------------
                             2001          $1,578
                             2002          $1,241
                             2003          $  908
                             2004          $  787
                             2005          $  654
                             2006          $  363

                      Non-Performing Loans to Total Loans
                      -----------------------------------

                             2001          0.60%
                             2002          0.42%
                             2003          0.30%
                             2004          0.23%
                             2005          0.17%
                             2006          0.08%

                                  Investments
                                  -----------

                                        Dollars in millions
                                        -------------------
                             2001          $308.2
                             2002          $335.6
                             2003          $324.4
                             2004          $325.9
                             2005          $361.0
                             2006          $391.3

                              Investment Portfolio
                              --------------------

                          December 31, 2005               December 31, 2006
                          -----------------               -----------------

Agency Investment Sec.          49.1%                           45.0%
Munis                            3.1%                            3.0%
O/N Investments & Cash           6.2%                           14.7%
Mortgage Backed Sec.            40.5%                           36.0%
CMO's                            1.1%                            1.3%

                                    Deposits
                                    --------

                       Average Annual Growth Rate = 6.4%

                                        Dollars in millions
                                        -------------------
                             2001          $467.3
                             2002          $510.0
                             2003          $544.6
                             2004          $576.3
                             2005          $643.8
                             2006          $626.0

                              Deposit Composition
                              -------------------

                          December 31, 2005               December 31, 2006
                          -----------------               -----------------

CD's                            44.2%                           50.6%
Checking                        17.7%                           19.7%
Savings                         38.1%                           29.7%

                                   Net Income
                                   ----------

                                        Dollars in millions
                                        -------------------
                             2001          $7.1
                             2002          $7.7
                             2003          $7.7
                             2004          $7.6
                             2005          $7.5
                             2006          $7.0%  (1.8 and 5.2)

*Pro forma excluding the effect of IPO

                                Interest Income
                                ---------------

                                        Dollars in millions
                                        -------------------

                             2001          $36.1
                             2002          $35.7
                             2003          $31.4
                             2004          $31.1
                             2005          $34.6
                             2006          $40.9

                                Interest Expense
                                ----------------

                                        Dollars in millions
                                        -------------------

                             2001          $15.5
                             2002          $12.2
                             2003          $ 8.3
                             2004          $ 7.4
                             2005          $10.9
                             2006          $15.2

                                Net Interest Income
                                -------------------

                       Average Annual Growth Rate = 4.4%
                       ---------------------------------

                                        Dollars in millions
                                        -------------------

                             2001          $21
                             2002          $24
                             2003          $23
                             2004          $24
                             2005          $24
                             2006          $26

                             Historical Yield Curve
                             ----------------------

                              [LINE GRAPH OMITTED]

                               Performance Ratios
                               ------------------

                              2001    2002    2003    2004    2005    2006
                              ----    ----    ----    ----    ----    ----
Yield on Avg Earnings Assets  7.53%   6.13%   5.08%   4.79%   4.90%   5.22%
Cost of Funds                 3.22%   2.09%   1.34%   1.14%   1.54%   1.94%
Margin                        4.31%   4.04%   3.74%   3.65%   3.36%   3.28%

                         Comparative Performance Ratios
                         ------------------------------

                                            Roma Financial             Peer
                                             Corporation               Group
                                             -----------              -------
Earning Asset Yield                             5.22%                   5.89%
Cost of Average Interest bearing Liabs.         2.42%                   3.11%
Net Interest Spread                             2.81%                   2.63%
Net Interest Margin                             3.28%                   2.88%
Efficiency Ratio                               72.80%                  80.34%
Return on Average Assets                        0.62%                   0.46%
Return on Equity                                2.90%                   4.12%
Net Loans to Total Deposits                    67.40%                  90.38%
Loan Growth                                    11.05%                  15.87%
Non-Performing Assets / Earning Assets          0.06%                   0.20%
Dividend Yield                                  1.47%                   1.36%
LTM Dividend Payout                           108.75%                  73.12%

Data as of December 31, 2006
Peer group includes all public regional MHCs, including KRNY, RCKB, ABBC, CSBK, SIFI, FXCB, OSHC, PSBH, PBIP, MGYR, ONFC, NVSL, ALLB, BFSB
Source: SNL Financial

                         Comparative Price Appreciation
                         ------------------------------

                              [LINE GRAPH OMITTED]

                                Roma
                                S&P 500
                                Nasdaq Bank Index
                                Composite
                                S&P Bank Index

Composite = ABBC, ALLB, BFSB, CSBK, FXCB, KRNY, MGYR, NVSL, ONFC, OSHC, PBIP,
            PSBH, RCKB, SIFI
Source: FactSet

                                   Challenges
                                   ----------

     |_|  IMPLEMENT GROWTH PLAN AND DEPLOY CAPITAL
     |_|  EXTERNAL THREATS
     |_|  ORGANIC GROWTH
     |_|  RESIDENTIAL LENDING MALAISE
     |_|  COMMERCIAL LENDING COMPETITION, RATES, AND RISK
     |_|  TIGHTEN EFFICIENCY RATIO
     |_|  ROMASIA BANK
     |_|  BRANCH DEMOGRAPHIC CHANGES
     |_|  TITLE INSURANCE COMPANY
     |_|  PUBLIC COMPANY LANDSCAPE
     |_|  REGULATORY BURDENS

                                 Opportunities
                                 -------------

     |_|  Capital to pursue growth
     |_|  Expand on brand recognition into growth corridors
          >>   Ocean/Monmouth Counties
          >>   Burlington County
          >>   Hopewell Township
          >>   East Windsor/West Windsor
     |_|  RomAsia Bank
     |_|  Latino Banking Group
     |_|  Products and services

                                 Looking Ahead
                                 -------------

     |_| Initial quarterly dividend of .06 cents a share to stockholders of record on April 18th, payable today
     |_|  Consummate leases for rental spaces
     |_|  Add additional commercial lenders
     |_| Over the next three years, open branches in Hopewell Township, Whiting, Columbus, and explore sites in West or East Windsor.
     |_| Obtain regulatory approval for RomAsia Bank and commence operations |_| Evaluate timing of development opportunities for the site adjacent to corporate headquarters
     |_|  Formulate plans for phase ll development in Florence Township
     |_| Evaluate development opportunities for the Route 33 and Center City sites, if sales not consummated
     |_|  Evaluate acquisition opportunities
     |_|  Judiciously  assess   shareholder  value  enhancement   opportunities,
          including the appropriateness of the dividend yield, payout ratios and share buybacks